Exhibit 99.1

Contacts:

Michael J. Shea	Scott Solomon
Chief Financial Officer	Vice President
Mac-Gray Corporation	Sharon Merrill
781-487-7610	617-542-5300
mshea@macgray.com	TUC@investorrelations.com

Mac-Gray Corporation Announces Expiration of Hart-Scott-Rodino Waiting Period
in Connection with Proposed Merger with Subsidiary of CSC ServiceWorks, Inc.

WALTHAM, MA, December 2, 2013 —Mac-Gray Corporation (NYSE: TUC) (“Mac-Gray”) today announced the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR”), with respect to the previously announced merger of Mac-Gray and a wholly owned subsidiary of CSC ServiceWorks, Inc. (“CSC”).  The HSR waiting period expired at 11:59 p.m. Eastern Time on November 27, 2013.  Expiration of the HSR waiting period is a condition to the completion of the merger.  Completion of the merger is subject to additional conditions, including the adoption of the merger agreement by Mac-Gray’s stockholders and other customary closing conditions.  Mac-Gray currently expects to complete the merger in January 2014.

About Mac-Gray Corporation

Founded in 1927, Mac-Gray derives its revenue principally through the contracting of debit-card- and coin-operated laundry facilities in multi-unit housing facilities such as apartment buildings, college and university residence halls, condominiums and public housing complexes. Mac-Gray manages laundry rooms in 44 states and the District of Columbia. Mac-Gray also sells and services commercial laundry equipment to retail laundromats and other customers through its product sales division. To learn more about Mac-Gray, visit its website at www.macgray.com.

Additional Information About the Proposed Transaction and Where to Find It

Mac-Gray plans to file with the U.S. Securities and Exchange Commission (the “SEC”) and furnish to its stockholders a proxy statement in connection with the proposed transaction with CSC. Investors and security holders of Mac-Gray are urged to read the proxy statement and the other relevant materials when they become available because such materials will contain important information about Mac-Gray, CSC and the proposed transaction. The proxy statement and other relevant materials (when they become available), and any and all other documents filed by Mac-Gray with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents Mac-Gray files with the SEC by directing a written request to Mac-Gray Corporation, 404 Wyman Street, Suite 400, Waltham, Massachusetts 02451, Attention: Secretary. Copies of Mac-Gray’s filings with the SEC may also be obtained at the “Investor Relations” section of Mac-Gray’s website at www.macgray.com.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION.

Participants in the Solicitation

Mac-Gray and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the security holders of Mac-Gray in connection with the proposed transaction. Information about those directors and executive officers of Mac-Gray, including their ownership of Mac-Gray securities, is set forth in the proxy statement for Mac-Gray’s 2013 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2013, as supplemented by other Mac-Gray filings with the SEC. Investors and security holders may obtain additional information regarding the direct and indirect interests of Mac-Gray and its directors and executive officers in the proposed transaction by reading the proxy statement and other public filings referred to above.

Safe Harbor Statement

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the proposed transaction, including the timing of the transaction, and Mac-Gray’s plans with regard to the proxy statement. Mac-Gray intends such forward-looking statements to be covered by the Safe Harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of complying with these Safe Harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of Mac-Gray, may be identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “project,” or similar expressions.  Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from such forward-looking statements.  Certain factors which could cause actual results to differ materially from the forward-looking statements include, but are not limited to, general economic conditions, changes in multi-housing vacancy rates, Mac-Gray’s ability to renew long-term customer contracts, the proposed transaction, the ability to satisfy the closing conditions set forth in the merger agreement, including obtaining stockholder approval and those conditions related to antitrust clearance, the ability of the parties to consummate the proposed transaction and those risks set forth in Mac-Gray’s Annual Report on Form 10-K for the year ended December 31, 2012 under “Risk Factors” and in other reports subsequently filed with the SEC. Except as expressly required by law, Mac-Gray undertakes no obligation to update any forward-looking statements, which speak only as of the date of this news release.  All forward-looking statements in this document are qualified in their entirety by this cautionary statement.